UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2026 (May 6, 2026)

Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L. P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of principal executive offices) (Zip Code)

(904) 598-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Regency Centers Corporation

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC

Regency Centers, L.P.

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2026, Regency Centers Corporation (the "Company”) held an annual meeting of its shareholders to vote on the following proposals:

Proposal One - Election of Directors: The board of directors proposed eleven nominees to stand for election at the 2026 annual meeting and each of the nominees was elected. Each of the nominees was elected to serve until the 2027 annual meeting or until their successors are duly elected and qualified. The voting results are as follows:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes

Martin E. Stein, Jr.	169,577,767	2,125,310	70,382	3,181,307
Gary E. Anderson	169,503,471	2,198,241	71,747	3,181,307
Bryce Blair	168,751,018	2,950,756	71,685	3,181,307
Kristin A. Campbell	168,212,220	3,490,341	70,898	3,181,307
Deirdre J. Evens	171,519,894	183,455	70,110	3,181,307
Thomas W. Furphy	171,668,953	32,666	71,840	3,181,307
Karin M. Klein	169,722,196	1,705,569	345,694	3,181,307
Peter D. Linneman	170,061,709	1,640,326	71,424	3,181,307
Lisa Palmer	171,679,364	23,924	70,171	3,181,307
Mark J. Parrell	171,666,729	35,062	71,668	3,181,307
James H. Simmons, III	171,515,994	184,058	73,407	3,181,307

Proposal Two - Advisory Vote on Executive Compensation for Fiscal Year 2025: Results of the non-binding advisory vote of the shareholders on the executive compensation of the Company's named executive officers for fiscal year 2025 were as follows:

For	Against	Abstain	Broker Non-Votes
164,324,175	7,114,045	335,239	3,181,307

Proposal Three - Ratification of Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2026, and also submitted such appointment for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP, with the voting results as follows:

For	Against	Abstain
160,466,059	14,454,754	33,953

Item 7.01	Regulation FD Disclosures

Declaration of Dividend for Common Stock and Series A and Series B Preferred Stock

On May 6, 2026, the Board of the Company:

1.
Declared a dividend on the Company's common stock of $0.755 per share, payable on July 2, 2026 to shareholders of record as of June 12, 2026.
2.
Declared a dividend on the Company’s 6.250% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), which will be paid at a rate of $0.390625 per share on July 31, 2026. The dividend will be payable to holders of record of the Company’s Series A Preferred Stock as of the close of business on July 16, 2026; and
3.
Declared a dividend on the Company’s 5.875% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), which will be paid at a rate of $0.367200 per share on July 31, 2026. The dividend will be payable to holders of record of the Company’s Series B Preferred Stock as of the close of business on July 16, 2026.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 99.1	Press release issued by Regency Centers Corporation on May 7, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

May 7, 2026	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

May 7, 2026	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary